UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2005

ADVANT-E CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-30983	88-0339012
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2680 Indian Ripple Rd., Dayton, OH	45440
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 937-429-4288

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 (c) and (d) Election of Director; Appointment of Principal Officer.

On April 25, 2005 Advant-e Corporation issued a press release announcing that the Company’s Board of Directors appointed James E. Lesch as Chief Financial Officer, and that the majority of the shareholders of Advant-e Corporation by written consent in lieu of a meeting of all the shareholders elected James E. Lesch to the Board of Directors. The text of the press release is attached as an exhibit hereto.

During the prior 5-year period James E. Lesch served as Director of Accounting for Advant-e’s operating subsidiary, Edict Systems, Inc., and since September 30, 2002 Mr. Lesch served as Director of Accounting for Advant-e Corporation. Mr. Lesch holds no other directorships in reporting companies. Mr. Lesch has no family relationship with any director or executive officer of Advant-e Corporation. During the last two years, except for the above-described employment, Mr. Lesch was not a party to any transaction or proposed transaction with Advant-e Corporation. Mr. Lesch has no employment agreement with Advant-e Corporation. No arrangement or understanding exists between Mr. Lesch and any other persons pursuant to which he was selected as a director.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	EXHIBITS.

Exhibit Number	Description	Method of Filing
99.1	Company Press Release	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advant-e Corporation
(Registrant)

April 25, 2005	By:	/s/ Jason K. Wadzinski
Jason K. Wadzinski
Chief Executive Officer